EXHIBIT 99.1

24601 Center Ridge Road, Westlake, OH 44145-5639	tel: (440) 808-9100

FOR IMMEDIATE RELEASE

Contacts:

Timothy A. Bonang, Vice President of Investor Relations, or

Carlynn Finn, Manager of Investor Relations

(617) 796-8251

www.tatravelcenters.com

TravelCenters of America LLC Announces Fourth Quarter and Year End 2009 Results

Westlake, OH (February 24, 2010):  TravelCenters of America LLC (NYSE Amex: TA) today announced financial results for the fourth quarter and year ended December 31, 2009.

In addition to the historical financial results prepared in accordance with generally accepted accounting principles and presented in this press release, TA is furnishing supplemental data that it believes may help investors better understand TA’s business.  Included in this supplemental data is same site operating data that includes operating data for all of the travel centers in operation on December 31, 2009, that were operated by TA continuously during the comparative periods presented.  Also included is a presentation of earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR.

At December 31, 2009, TA’s business included 233 sites, 166 of which were operated under the “TravelCenters of America” or “TA” brand names and 67 that were operated under the “Petro” brand name.

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
	(in thousands, except per share amounts)
Revenues	$1,323,013	$1,314,996	$4,699,820	$7,658,379
Net income (loss)	$(44,561)	$1,357	$(89,874)	$(40,201)

Weighted average number of shares:
Basic	16,825	16,290	16,694	15,162
Diluted	16,825	16,290	16,694	15,162

Income (loss) per share:
Basic	$(2.65)	$0.08	$(5.38)	$(2.65)
Diluted	$(2.65)	$0.08	$(5.38)	$(2.65)

Supplemental Data:
Total fuel sales	$1,059,310	$1,038,858	$3,588,682	$6,454,357
Fuel gross margin	$49,702	$87,703	$229,873	$275,323

Total nonfuel sales	$260,324	$272,723	$1,097,279	$1,189,597
Nonfuel gross margin	$149,316	$158,081	$633,811	$690,425

EBITDAR	$32,277	$76,000	$201,794	$245,965

Business Commentary

During the three months and year ended December 31, 2009, the continued difficult economic conditions in the U.S. presented TA with significant operating challenges.  TA’s results for the fourth quarter of 2009 reflected unfavorable changes in net loss, which increased by $45.9 million, and in EBITDAR, which declined by $43.7 million.  These variances were largely the result of a return in 2009 to a lower fuel gross margin environment than existed in the second half of 2008, when fuel commodity prices experienced a sharp decline from a historical high point in July 2008 through the remainder of that year.  This same fuel cost environment did not exist during 2009.  In fact, fuel commodity prices rose in 2009, but not as dramatically as they had in the first half of 2008.  Although other factors have an effect, fuel gross margins tend to be lower during periods of rising fuel prices and higher during periods of falling fuel prices.  TA’s fuel gross margin was $38.0 million lower in the fourth quarter of 2009 than the fourth quarter of 2008, despite an increase in fuel sales volume in the fourth quarter of 2009, on a same site basis.

For the year ended December 31, 2009, as compared to the year ended December 31, 2008, the unfavorable changes in net loss, which increased by $49.7 million, and EBITDAR, which decreased by $44.2 million, primarily resulted from the fourth quarter results as described above.

Due to reduced levels of trucking activity in the U.S. and increased emphasis by truck owners on conserving fuel, TA experienced, on a same site basis, moderating declines in fuel sales volumes during the first three quarters of 2009, as compared to the same periods of 2008, and a modest increase during the fourth quarter of 2009, compared to the fourth quarter of 2008:

Same Site Change in Fuel Sales Volume (1)	2009 as compared to 2008	2008 as compared to 2007	2009 as compared to 2007

First quarter ended March 31	-16.3%	-12.9%	-26.4%
Second quarter ended June 30	-10.7%	-16.3%	-25.3%
Third quarter ended September 30	-3.6%	-17.2%	-20.4%
Fourth quarter ended December 31	2.4%	-13.8%	-11.9%
Full year	-7.4%	-15.0%	-21.3%

(1)   Includes travel centers that were continuously operated by TA, by its predecessor (prior to January 31, 2007) or by the previous owner of the Petro sites (prior to the acquisition by TA on May 30, 2007) during the periods presented.

Nonfuel sales for the 2009 fourth quarter and year were down from the comparable periods of 2008 largely due to the reduced level of trucking activity that affected fuel sales volumes and also appear to be the result of reduction or deferral of some purchases by TA’s customers in response to general economic conditions in the U.S.

Capital Expenditures and Liquidity

During 2009, TA invested $37.7 million in capital projects and received $8.5 million of cash from its principal landlord, Hospitality Properties Trust, or HPT, from the sale of qualifying leasehold improvements with no corresponding increase in rent.  TA’s previously announced capital plan for 2009 anticipated expenditures of approximately $60 million and the lower amount of actual spending was based in part on rescheduling of certain projects and in part upon aggressive value engineering designed to reduce project costs. TA’s current capital plan for 2010 anticipates expenditures of approximately $63 million, some of which may be sold to HPT under TA’s lease agreements with HPT. At December 31, 2009, $7.3 million of funding remained available, without an increase in rent payments, under the tenant improvements allowance from HPT.

Pursuant to an arrangement with HPT, TA has the option to defer up to $5 million of rent for each month during 2009 and 2010.  Any deferred rent and interest thereon not previously paid are due no later than July 1, 2011.  TA has taken all deferrals available to date, including $60 million during 2009, $30 million during 2008 and $5 million to date in 2010.

At December 31, 2009, TA had approximately $155.6 million in cash and cash equivalents.  TA also maintains a $100 million revolving secured bank credit facility.  At December 31, 2009, no amounts were outstanding under this facility, but a substantial portion of the facility was utilized to support letters of credit required by TA in the ordinary course of its business.  As more fully described in the notes to TA’s financial statements to be filed in TA’s 2009 Annual Report on Form 10-K, this facility is collateralized by a portion of our inventory, accounts receivable and cash.  TA also owns various unencumbered real estate and other assets that may be additional sources of liquidity over time, to the extent they can be financed or sold.

Conference Call:

On February 24, 2010, at 10:00 a.m. Eastern Time, TA will host a conference call to discuss its financial results and other activities for the three months and year ended December 31, 2009.  Following management’s remarks, there will be a question and answer period.

The conference call telephone number is (888) 765-5570.  Participants calling from outside the United States and Canada should dial (913) 312-1448.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available for about a week after the call.  To hear the replay, dial (719) 457-0820.  The replay pass code is 2426518.

A live audio webcast of the conference call will also be available in a listen only mode on our web site at www.tatravelcenters.com.  To access the webcast, participants should visit our web site about five minutes before the call.  The archived webcast will be available for replay on our web site for about one week after the call. The recording and retransmission in any way of TA’s fourth quarter and year end conference call is strictly prohibited without the prior written consent of TA.

About TravelCenters of America LLC:

TA’s travel centers operate under the “TravelCenters of America”, “TA” and “Petro” brand names and offer diesel and gasoline fueling services, restaurants, truck repair facilities, stores and other services.  TA’s nationwide business includes travel centers located in 41 U.S. states and in Canada.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  ALSO, WHENEVER TA USES WORDS SUCH AS ‘‘BELIEVE’’, ‘‘EXPECT’’, ‘‘ANTICIPATE’’, ‘‘INTEND’’, ‘‘PLAN’’, ‘‘ESTIMATE’’ OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE:

•      TA’S DESCRIPTION OF THE RENT DEFERRAL AGREEMENT WITH HPT MAY IMPLY THAT THE RENT DEFERRAL AMOUNTS TOGETHER WITH CASH PROVIDED BY TA’S OPERATING ACTIVITIES WILL BE SUFFICIENT TO ALLOW TA TO GENERATE POSITIVE CASH FLOW FROM OPERATIONS AND TO MEET ITS OBLIGATIONS DURING THE RENT DEFERRAL PERIOD.  IN FACT, TA MAY NOT BE ABLE TO GENERATE POSITIVE CASH FLOW FROM OPERATIONS OR TO MEET ITS OBLIGATIONS;

•      THIS PRESS RELEASE STATES THAT TA’S PLANNED CAPITAL PROJECTS FOR 2010 MAY COST APPROXIMATELY $63 MILLION TO COMPLETE.  HOWEVER, THE AMOUNT AND TIMING OF CAPITAL PROJECT EXPENDITURES ARE OFTEN DIFFICULT TO PROJECT.  SOME CAPITAL PROJECTS COST MORE THAN ANTICIPATED AND TA MAY SPEND MORE THAN $63 MILLION TO COMPLETE ITS CAPITAL PROJECTS.  CURRENTLY UNANTICIPATED PROJECTS THAT ARE REQUIRED TO BE COMPLETED MAY ARISE AND CAUSE TA TO SPEND MORE THAN CURRENTLY ANTICIPATED.  SOME CAPITAL PROJECTS TAKE MORE TIME THAN ANTICIPATED AND TA MAY NOT COMPLETE THESE CAPITAL PROJECTS IN 2010.  AS A RESULT OF MARKET CONDITIONS, TA MAY DEFER CERTAIN CAPITAL PROJECTS AND SUCH DEFERRAL MAY HARM TA’S BUSINESS OR REQUIRE IT TO MAKE LARGER AMOUNTS OF CAPITAL EXPENDITURES IN THE FUTURE;

•      THE STATEMENTS IN THIS PRESS RELEASE THAT TA HAD $155.6 MILLION OF CASH AND CASH EQUIVALENTS AT DECEMBER 31, 2009, THAT A PORTION OF TA’S BANK CREDIT FACILITY IS UNUSED, AND THAT TA OWNS UNENCUMBERED REAL ESTATE AND OTHER ASSETS THAT MAY BE ADDITIONAL SOURCES OF LIQUIDITY OVER TIME MAY IMPLY THAT TA HAS ABUNDANT WORKING CAPITAL AND CASH LIQUIDITY.  IN FACT, TA’S REGULAR OPERATIONS REQUIRE LARGE AMOUNTS OF WORKING CASH; TA’S BANK CREDIT FACILITY IS SUBSTANTIALLY USED TO SECURE LETTERS OF CREDIT FOR TA’S SUPPLIERS, TA HAS COLLATERALIZED THIS FACILITY WITH A PORTION OF ITS WORKING CAPITAL ITEMS, INCLUDING A PORTION OF ITS CASH, AND IT IS NOT KNOWN THE EXTENT TO WHICH TA COULD MONETIZE ITS EXISTING UNENCUMBERED REAL ESTATE.  ACCORDINGLY, TA MAY NOT HAVE SUFFICIENT WORKING CAPITAL OR CASH LIQUIDITY; AND

•      THIS PRESS RELEASE STATES THAT TA’S FUEL SALES VOLUME ON A SAME SITE BASIS AND IN TOTAL FOR THE FOURTH QUARTER OF 2009 INCREASED OVER THE FOURTH QUARTER OF 2008 AND THAT DECLINES IN FUEL SALES VOLUMES MODERATED DURING THE FIRST THREE QUARTERS OF 2009.  THESE STATEMENTS MAY IMPLY THAT ECONOMIC CONDITIONS IN THE U.S. GENERALLY AND THE TRUCKING AND TRAVEL CENTER INDUSTRIES IN PARTICULAR ARE IMPROVING AND THAT TA’S RESULTS OF OPERATIONS AND CASH FLOWS FROM OPERATIONS WILL IMPROVE IN THE FUTURE.  IN FACT, THIS MAY NOT BE THE CASE.  THE POSITIVE TREND IN FUEL SALES VOLUMES TA EXPERIENCED MAY BE THE RESULT OF INCREASED MARKET SHARE AND NOT AN IMPROVING MARKET AND/OR MAY NOT CONTINUE.  ACCORDINGLY, TA’S FUEL SALES VOLUMES MAY NOT CONTINUE TO INCREASE.

THESE AND OTHER UNEXPECTED RESULTS MAY BE CAUSED BY VARIOUS FACTORS, SOME OF WHICH ARE BEYOND TA’S CONTROL, INCLUDING:

•      FUTURE FUEL PRICE INCREASES, FUEL PRICE VOLATILITY, COMPETITION OR OTHER FACTORS MAY CAUSE TA TO NEED MORE WORKING CAPITAL TO MAINTAIN ITS INVENTORIES AND CARRY ITS ACCOUNTS RECEIVABLE THAN TA NOW EXPECTS.

•      IN THE PAST, INCREASES IN DIESEL PRICES HAVE REDUCED THE DEMAND FOR THE PRODUCTS AND SERVICES THAT TA SELLS BECAUSE HIGH FUEL PRICES MAY HAVE ENCOURAGED FUEL CONSERVATION, DIRECTED FREIGHT BUSINESS AWAY FROM TRUCKING OR OTHERWISE ADVERSELY AFFECTED THE BUSINESS OF TA’S CUSTOMERS.  FUTURE INCREASES IN DIESEL PRICES MAY HAVE SIMILAR AND OTHER ADVERSE EFFECTS ON TA’S BUSINESS.

•      TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO MAINTAIN CURRENT TERMS FOR PURCHASES ON CREDIT.  IF TA IS UNABLE TO PURCHASE GOODS ON REASONABLE CREDIT TERMS, TA’S REQUIRED WORKING CAPITAL MAY INCREASE AND TA MAY INCUR MATERIAL LOSSES.  ALSO, IN LIGHT OF THE CURRENT CONDITIONS IN THE GLOBAL CREDIT MARKETS, THE AVAILABILITY AND TERMS OF CREDIT ARE UNPREDICTABLE AND UNCERTAIN.  TA’S $100 MILLION REVOLVING CREDIT FACILITY EXPIRES IN 2012.  TA’S FAILURE TO RETAIN ITS EXISTING CREDIT FACILITY OR TO OBTAIN NEW OR SUBSTITUTE FINANCING ON REASONABLE TERMS WOULD ADVERSELY AFFECT TA’S ABILITY TO FUND ITS BUSINESS AND OPERATIONS.

•      IF THE DIFFICULT U.S. ECONOMIC AND TRUCKING INDUSTRY CONDITIONS CONTINUE, WORSEN OR LAST FOR AN EXTENDED PERIOD, TA’S CUSTOMERS MAY PURCHASE LESS OF TA’S GOODS AND SERVICES AND TA MAY CONTINUE TO SUFFER LOSSES.

•      TA IS CURRENTLY INVOLVED IN SEVERAL LITIGATION MATTERS.  DISCOVERY AND COURT DECISIONS DURING LITIGATION OFTEN RESULT IN UNANTICIPATED RESULTS.  LITIGATION IS USUALLY EXPENSIVE AND DISTRACTING TO MANAGEMENT.  TA CAN PROVIDE NO ASSURANCE AS TO THE OUTCOME OF ANY OF THE LITIGATION MATTERS IN WHICH IT IS INVOLVED; AND

•      AS A RESULT OF THE LARGE VOLUME OF PUBLIC TRADING IN TA’S SHARES DURING 2007, TA EXPERIENCED A CHANGE IN OWNERSHIP AS DEFINED BY SECTION 382 OF THE INTERNAL REVENUE CODE, OR THE CODE.  CONSEQUENTLY, TA IS UNABLE TO USE ITS NET OPERATING LOSS GENERATED IN 2007.  IF TA EXPERIENCES ADDITIONAL CHANGES IN OWNERSHIP, AS DEFINED IN THE CODE, ITS NET OPERATING LOSSES GENERATED AFTER 2007 COULD ALSO BE SUBJECT TO LIMITATIONS ON USAGE.

TA HAS PRODUCED PROFITABLE OPERATIONS IN ONLY TWO QUARTERLY REPORTING PERIODS SINCE IT BECAME A PUBLICLY OWNED COMPANY ON JANUARY 31, 2007.  ALTHOUGH TA’S PLANS ARE INTENDED TO CREATE PROFITABLE OPERATIONS, THERE CAN BE NO ASSURANCE THAT THESE PLANS WILL SUCCEED.

OTHER RISKS MAY ADVERSELY IMPACT TA, AS DESCRIBED MORE FULLY IN TA’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009, UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS”, “ITEM 1A.  RISK FACTORS”, AND ELSEWHERE IN THAT REPORT.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, TA UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended December 31,
	2009	2008
Revenues:
Fuel	$1,059,310	$1,038,858
Nonfuel	260,324	272,723
Rent and royalties	3,379	3,415
Total revenues	1,323,013	1,314,996

Cost of goods sold (excluding depreciation):
Fuel	1,009,608	951,155
Nonfuel	111,008	114,642
Total cost of goods sold (excluding depreciation)	1,120,616	1,065,797

Operating expenses:
Site level operating	149,584	154,002
Selling, general & administrative	20,403	19,759
Real estate rent	58,552	58,688
Depreciation and amortization	14,598	13,452
Total operating expenses	243,137	245,901

Income (loss) from operations	(40,740)	3,298

Equity in income of equity investees	(133)	562
Interest income	253	842
Interest expense	(3,703)	(3,107)
Income (loss) before income taxes	(44,323)	1,595
Provision for income taxes	238	238
Net income (loss)	$(44,561)	$1,357

Weighted average shares outstanding:
Basic and diluted	16,825	16,290
Earnings (loss) per share: (1)
Basic and diluted	$(2.65)	$0.08

(1)    Basic and diluted income per share for the three months ended December 31, 2008, have been adjusted to reflect the requirements of a new accounting pronouncement effective for TA beginning January 1, 2009.

These financial statements should be read in conjunction with TA’s Annual Report on Form 10-K for the year ended December 31, 2009, to be filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) (1)

(in thousands, except per share data)

	Year Ended December 31,
	2009	2008
Revenues:
Fuel	$3,588,682	$6,454,357
Nonfuel	1,097,279	1,189,597
Rent and royalties	13,859	14,425
Total revenues	4,699,820	7,658,379

Cost of goods sold (excluding depreciation):
Fuel	3,358,809	6,179,034
Nonfuel	463,468	499,172
Total cost of goods sold (excluding depreciation)	3,822,277	6,678,206

Operating expenses:
Site level operating	597,493	638,534
Selling, general & administrative	78,642	97,057
Real estate rent	234,304	233,477
Depreciation and amortization	44,060	45,968
Total operating expenses	954,499	1,015,036

Loss from operations	(76,956)	(34,863)

Equity in income of equity investees	386	1,383
Interest income	2,071	7,013
Interest expense	(14,474)	(12,999)
Loss before income taxes	(88,973)	(39,466)
Provision for income taxes	901	735
Net loss	$(89,874)	$(40,201)

Weighted average shares outstanding:
Basic and diluted	16,694	15,162
Loss per share: (1)
Basic and diluted	$(5.38)	$(2.65)

(1)    Basic and diluted loss per share for the year ended December 31, 2008, have been adjusted to reflect the requirements of a new accounting pronouncement effective for TA beginning January 1, 2009.

These financial statements should be read in conjunction with TA’s Annual Report on Form 10-K for the year ended December 31, 2009, to be filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	December 31,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$155,632	$145,516
Accounts receivable, net	71,870	61,823
Inventories	129,185	128,962
Leasehold improvement receivable(1)	6,768	14,437
Other current assets	47,143	58,269
Total current assets	410,598	409,007

Property and equipment, net	417,458	418,765
Intangible assets, net	28,885	34,545
Other noncurrent assets	28,419	27,480
Total assets	$885,360	$889,797

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$97,701	$82,164
Other current liabilities	121,984	118,787
Total current liabilities	219,685	200,951

Capitalized lease obligations	101,248	103,700
Deferred rental allowance	81,222	87,991
Deferred rent	90,000	30,000
Other noncurrent liabilities	78,452	64,828
Total liabilities	570,607	487,470

Shareholders’ equity	314,753	402,327
Total liabilities and shareholders’ equity	$885,360	$889,797

(1)    The total leasehold improvement receivable amounts represent, as of the stated dates, the then remaining, estimated discounted amount of funds TA expects to receive from HPT in connection with the tenant improvements allowance under the lease with HPT for TA branded travel centers, which provided for up to $125,000 of funding without an adjustment to the amount of rent payable under that lease.  The total remaining undiscounted amount available at December 31, 2009 was $7,285.

These financial statements should be read in conjunction with TA’s Annual Report on Form 10-K for the year ended December 31, 2009, to be filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED SUPPLEMENTAL DATA

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Calculation of EBITDAR:(1)
Net income (loss)	$(44,561)	$1,357	$(89,874)	$(40,201)
Add: income taxes	238	238	901	735
Add: depreciation and amortization	14,598	13,452	44,060	45,968
Deduct: interest income	(253)	(842)	(2,071)	(7,013)
Add: interest expense(2)	3,703	3,107	14,474	12,999
Add: real estate rent expense(3)	58,552	58,688	234,304	233,477
EBITDAR(3)	$32,277	$76,000	$201,794	$245,965

(1)   TA calculates EBITDAR as earnings before interest, taxes, depreciation, amortization and rent.  TA believes EBITDAR is a useful indication of its operating performance and its ability to pay rent or service debt, make capital expenditures and expand its business.  TA believes that EBITDAR is a meaningful disclosure that may help interested persons to better understand its financial performance, including comparing its performance between periods and to the performance of other companies.  However, EBITDAR as presented may not be comparable to similarly titled amounts calculated by other companies.  This information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations or any other operating or liquidity performance measure prescribed by U.S. generally accepted accounting principles, or GAAP.

(2)   Interest expense included the following:

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
HPT rent classified as interest	$2,269	$2,342	$9,076	$9,369
Amortization of deferred financing costs	1,083	396	3,408	708
Other	351	369	1,990	2,922
	$3,703	$3,107	$14,474	$12,999

(3)   Real estate rent expense recognized under GAAP differs from TA’s obligation to pay cash for rent under its leases due to the requirement under GAAP to recognize minimum lease payments payable during the lease term in equal amounts on a straight line basis over the lease term.  Cash paid for rent was $45,530 and $44,381 during the three month periods ended December 31, 2009 and 2008, respectively, while the total rent amounts expensed during the quarters ended December 31, 2009 and 2008 were $58,552 and $58,688, respectively.  For the years ended December 31, 2009 and 2008, the rent paid was $181,066 and $206,191, respectively, while the total rent expensed was $234,304 and $233,477, respectively.  In addition, under GAAP, a portion of the rent TA pays to HPT is classified as interest expense and a portion of the rent payments made to HPT is charged against the capital lease obligations.  Also, under GAAP, TA amortizes as a reduction of rent expense the deferred leasehold improvement allowance related to TA’s ability to receive funding from HPT for certain qualifying leasehold improvements without an increase in its rent payments.  A reconciliation of these amounts is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Cash rental payments to HPT	$43,033	$41,987	$171,442	$195,727
Other rental payments	2,497	2,394	9,624	10,464
Total cash rent	45,530	44,381	181,066	206,191
Adjustments for:
Noncash straight line rent accrual — HPT	2,424	3,424	10,030	13,988
Noncash straight line rent accrual — other	96	225	397	725
Difference between rent accrued and rent paid	76	232	1,108	870
Rent expensed but not paid pursuant to deferral agreement	15,000	15,000	60,000	30,000
Amortization of deferred leasehold improvement allowance	(1,692)	(1,692)	(6,769)	(6,769)
Amortization of capital lease obligations	(613)	(540)	(2,452)	(2,159)
Rent classified as interest expense	(2,269)	(2,342)	(9,076)	(9,369)
Total amount expensed as rent	$58,552	$58,688	$234,304	$233,477

SUPPLEMENTAL SAME SITE OPERATING DATA

The following table presents operating data for all of the travel centers in operation on December 31, 2009 that were operated by TA for the entire period presented.  This data excludes revenues and expenses that were not generated by TA, such as rents and royalties from franchises, and corporate level selling, general and administrative expenses.

TRAVELCENTERS OF AMERICA LLC

SAME SITE OPERATING DATA(1)

(in thousands, except for number of travel centers and percentage amounts)

	Three Months Ended December 31,			Year Ended December 31,
	2009	2008	Change	2009	2008	Change
Number of company operated travel centers(2)	186	186		186	186

Total fuel sales volume (gallons)	478,560	467,167	2.4%	1,851,467	1,998,709	-7.4%

Total fuel revenues	$1,017,194	$1,008,465	0.9%	$3,445,458	$6,222,106	-44.6%

Total fuel gross margin	$49,771	$88,331	-43.7%	$227,353	$274,707	-17.2%

Total nonfuel revenues	$259,213	$272,244	-4.8%	$1,091,959	$1,183,298	-7.7%
Total nonfuel gross margin	$148,651	$157,856	-5.8%	$630,749	$687,036	-8.2%

Nonfuel gross margin percentage	57.3%	58.0%	-70 b.p.	57.8%	58.1%	-30 b.p.

Total gross margin	$198,422	$246,187	-19.4%	$858,103	$961,742	-10.8%
Site level operating expenses(3)	$148,556	$153,052	-2.9%	$593,313	$633,161	-6.3%

Net	$49,866	$93,135	-46.5%	$264,790	$328,581	-19.4%

(1)        Includes operating data of company operated travel centers only, including two travel centers owned by a joint venture, and excludes operating data of the travel centers operated by TA’s franchisees.

(2)        Includes travel centers that were operated by TA during the entire period presented.

(3)        Excludes real estate rent expense.

(End)